EX-FILING FEES

Calculation of Filing Fee Tables

Form N-2
(Form Type)

iCAPITAL KKR PRIVATE MARKETS FUND
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Security (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	--	--	--	--	--	--	--	--
Fees Previously Paid	Equity	Common shares of beneficial interest	457(o)	--	--	$1,000,000	.0000927	$92.70
				Total Offering Amount		$1,000,000		$92.70
				Total fee to Be Paid				$92.70
				Total Fees Previously Paid				$92.70
				Net Fee Due				0

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.

(2)	The registrant is offsetting $92.70 of fees previously paid pursuant to Rule 457(p)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	iCapital KKR Private Markets Fund	N-2	333-219332	July 18, 2017		$92.70	Equity	Common Stock		$799,827.44
Fee Offset Sources	iCapital KKR Private Markets Fund	N-2	333-219332		August 22, 2017						$92.70

Calculated pursuant to Rule 457(o) under the Securities Act, based on the Maximum Aggregate Offering Price. Pursuant to Rule 415(a)(6) and Rule 457(p) under the Securities Act, the Registrant hereby offsets $92.70 of the total registration fee due under this Registration Statement by the amount of the filing fee associated with the unsold securities from the Registrant’s Registration Statement on Form N-2 (File No. 333-219332), filed on July 18, 2017 and declared effective on August 23, 2017, registering common stock, for a maximum aggregate offering price of $252,157,884 (the “Prior Registration Statement”), a portion of which remain unsold as of the filing date of this Registration Statement and are being included in this Registration Statement. Pursuant to Rule 457(p), the associated filing fee of $92.70 for $1,000 of the unsold Shelf Securities remaining under the Prior Registration Statement is hereby used to offset the current registration fee due. As a result, a filing fee of $0 is being paid herewith.

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